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                                                                    EXHIBIT 99.1


                                  Contact:  Mark Tubb
                                            Vice President, Investor Relations
                                            813-829-2408
                                            mhtubb@intermedia.com

                                            Alan Hill
                                            Director, Public Relations
                                            813-829-4409
                                            jahill@intermedia.com


                        Intermedia Communications Reports
                           First Quarter 2001 Results

           Special meeting of shareholders scheduled for June 19, 2001
                     Merger completion expected July 1, 2001

TAMPA, FL - May 15, 2001 - Intermedia Communications Inc. (Nasdaq: ICIX) today announced consolidated revenue of $267.8 million for the first quarter ending March 31, 2001. Consolidated EBITDA for the quarter was negative $26.6 million, including EBITDA losses of $13.8 million contributed by Digex.

In addition to reporting its first quarter results, the Company provided an update of its pending merger with WorldCom. Settlement of the Digex minority shareholder litigation has become final and unappealable. A special meeting is scheduled for Tuesday, June 19, 2001 when shareholders will vote on the merger agreement, as amended, reflected in the proxy statement filed with the Securities and Exchange Commission and dated May 14, 2001. The proxy statement/prospectus and voting materials will be mailed to shareholders on or about May 15(th). Closing of the merger is expected on July 1, 2001.

"Since announcement of the merger with WorldCom, we have focused on driving value in the data and integrated services segments of our business", said David
C. Ruberg, Intermedia's chairman, president and chief executive officer. Ruberg added, "Our focused efforts continued to yield positive results in the first quarter as we continued to enhance our position as an innovative provider of integrated voice and data services."

SUMMARY OF FIRST QUARTER RESULTS

Total revenue increased 3.2 percent to $267.8 million for the first quarter of 2001 compared with $259.5 million for the same period in 2000.


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The overall increase was primarily due to strong growth in Internet, Web site and application hosting services as well as the continued strong growth in frame relay and ATM revenues. Total revenue declined 2.8 percent compared with fourth quarter 2000. First quarter revenues continued to reflect impacts of the pending merger with WorldCom, including loss of suppliers, customers, sales personnel and employees.

Data, Internet and Web Hosting
Data, Internet and Web Hosting revenue for the first quarter was $155.4 million, up 38.4 percent from $112.3 million in the year ago period, but slightly down from $156.9 million in the fourth quarter.

Frame/ATM revenue grew nine percent, or approximately $5 million sequentially in the first quarter and was 28 percent higher than the same period last year.

Digex contributed first quarter revenue of $53.1 million, a 106 percent increase from $25.8 million in the year ago period. First quarter revenue was down from $57.9 million in the fourth quarter, which included non-recurring revenue of approximately $6 million.


Local Access and Voice
Local Access and Voice revenue for the first quarter was $77.1 million, down 29 percent from first quarter last year and down slightly from $78.1 million in the fourth quarter.

Results continued to be impacted by declining long distance rates and substantially lower reciprocal compensation rates, offset by increases in integrated voice services.


Integration Services
Integration Services revenue for the first quarter was $35.2 million, compared with $38.6 million in the year ago period and $40.5 million in the fourth quarter.

First quarter results reflect delayed purchasing decisions and corresponding lower installation revenues, partially offset by continued growth in maintenance revenues.

Note: All applicable amounts, including relative comparisons to prior periods, reflect the impact of Staff Accounting Bulletin (SAB) 101, effective in the fourth quarter 2000 and retroactive to January 1, 2000.

EBITDA before certain charges consists of earnings (net loss before minority interest) before interest expense, interest and other income, income taxes, depreciation, amortization, business restructuring, merger-related and other charges and deferred compensation. EBITDA before certain charges does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA before certain charges should not be considered as an alternative to net income (loss) as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA before certain charges is not a term defined by generally accepted accounting principles, and, as a result, the measure of EBITDA before certain charges presented herein may not be comparable to similarly titled measures used by other companies.

Statements contained in this news release regarding expected financial results and other planned events are forward-looking statements, subject to uncertainties and risks, including, but not limited to, the demand for Intermedia's services and the ability of the Company to successfully implement its strategies, each of which may be impacted, among other things, by economic, competitive or regulatory conditions. These and other applicable risks


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are summarized under the caption "Risk Factors" in the Company's Form 10-K
Annual Report for its fiscal year ended December 31, 2000 and are updated periodically through the filing of reports and registration statements with the Securities and Exchange Commission.

About Intermedia

Intermedia Communications is dedicated to providing fully integrated next generation data- centric solutions to the complex communications needs of business and government customers in major U.S. markets. Intermedia offers broadband data, high-speed Internet access, advanced network and voice services. Headquartered in Tampa, FL, Intermedia is among the largest independent Competitive Local Exchange Carriers, the nation's fourth largest frame relay provider, a leading systems integration provider, a leading Internet Service Provider and the nation's largest provider of multi-tenant services. Intermedia is also the majority owner of Digex, a leading provider of managed Web and application hosting services for some of the world's leading companies that rely on the Internet as a critical business tool.

Internet Users: Intermedia news releases, investor contacts and other useful information are available on Intermedia's Web site at www.intermedia.com. To receive news releases by e-mail or to request that information be mailed to you, please visit the Investor Relations section of the Web site, and go to the "Request Information" link.

                                      # # #


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                         INTERMEDIA COMMUNICATIONS INC.
                       Financial and Operating Highlights
                 (In thousands, except share and operating data)

                                                                                                   Three Months Ended
                                                                                                        March 31,
                                                                                             ---------------------------------
                                                                                                2001                2000
                                                                                             (unaudited)          (unaudited)
                                                                                             ------------         ------------
         Revenues:
           Data, Internet and Web Hosting                                                    $    155,448         $    112,349
           Local Access and Voice                                                                  77,107              108,544
           Integration Services                                                                    35,216               38,623
                                                                                             ------------         ------------
             Total revenues                                                                       267,771              259,516

         Expenses:
           Network operations                                                                     109,789               90,169
           Facilities administration and maintenance                                               54,644               37,108
           Cost of goods sold                                                                      21,649               26,689
           Selling, general and administrative                                                    108,331               90,447
           Depreciation and amortization                                                          134,582               89,310
           Deferred compensation                                                                    2,666                3,664
           Business restructuring, merger-related and other charges                                20,792                2,630
                                                                                             ------------         ------------
             Total operating expenses                                                             452,453              340,017
                                                                                             ------------         ------------
         Loss from operations                                                                    (184,682)             (80,501)

         Other income (expense):
           Interest expense                                                                       (66,417)             (72,933)
           Gain on sale of Digex stock                                                                 --              864,321
           Interest and other income                                                               10,219               13,818
                                                                                             ------------         ------------
         Net income (loss) before minority interest and income taxes                             (240,880)             724,705
         Provision for income taxes                                                                    --               23,423
                                                                                             ------------         ------------
         Income (loss) before minority interest                                                  (240,880)             701,282
         Minority interest in net loss of subsidiary                                               16,803                8,299
                                                                                             ------------         ------------
         Net income (loss) before cumulative effect of change in accounting principle            (224,077)             709,581
         Cumulative effect of change in accounting principle                                           --                 (166)
                                                                                             ------------         ------------
         Net income (loss)                                                                       (224,077)             709,415
         Preferred stock dividends and accretions                                                 (32,344)             (25,946)
                                                                                             ------------         ------------
         Net income (loss) attributable to common stockholders                               $   (256,421)        $    683,469
                                                                                             ============         ============

         Net income (loss) per common share:

         Net (loss) attributable to common stockholders before restructuring,
            merger-related and other charges and gain on sale of Digex stock                 $      (4.21)        $      (2.94)
         Gain on sale of Digex stock, net of income taxes                                              --                16.00
         Charge for business restructuring, merger-related and
               other charges                                                                        (0.37)               (0.05)
                                                                                             ------------         ------------
         Basic net income (loss) per common share                                            $      (4.58)        $      13.01
                                                                                             ------------         ------------

         Diluted net income (loss) per common share                                          $      (4.58)        $       9.02
                                                                                             ------------         ------------

         Shares used in computing basic and diluted net Income (loss) per share:
              Basic                                                                            56,023,105           52,545,409
              Diluted                                                                          56,023,105           77,010,101

         EBITDA (1)                                                                          $    (26,642)        $     15,103

        Operating Data:                                                                       March 31, 2001      December 31, 2000
                                                                                              --------------      -----------------
         Data, Internet and Web Hosting Assets (2)
               Web hosting servers                                                                  4,107                4,216
               Data switches in operation                                                             211                  208
               NNI connections                                                                      1,108                1,081

         Access and Voice Assets (2)

               ABN Revenue Ready Buildings(3)                                                         797                  788
               Voice switches in operation                                                             29                   29
               Access line equivalents                                                            658,480              645,232

         Employees                                                                                  5,702                5,874

(1) EBITDA before certain charges consists of earnings (net loss before minority interest) before interest expense, interest and other income, income taxes, depreciation, amortization, business restructuring, merger-related and other charges and deferred compensation. EBITDA before certain charges does not represent funds available for management's discretionary use and is not intended to represent cash flow from operations. EBITDA before certain charges should not be considered as an alternative to net income (loss) as an indicator of the Company's operating performance or to cash flows as a measure of liquidity. In addition, EBITDA before certain charges is not a term defined by generally accepted accounting principles, and, as a result, the measure of EBITDA before certain charges presented herein may not be comparable to similarly titled measures used by other companies.

(2) Amounts reflected in the table are based upon information contained in the Company's operating records.

(3) Buildings with license agreements that either have an installed multi-tenant full service platform, or are located in an Intermedia switch city and service area.